Exhibit 4.1

THIRD AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This Third Amendment to Amended and Restated Credit Agreement (herein, this “Amendment”) is entered into as of June     , 2015, by and among CAREER EDUCATION CORPORATION, a Delaware corporation (the “Company”), CEC EDUCATIONAL SERVICES, LLC, an Illinois limited liability company (“CECE”; the Company and CECE shall be referred to herein as the “Borrowers” and individually as a “Borrower”), certain of the direct and indirect Domestic Subsidiaries of the Company, as Subsidiary Guarantors (the Borrowers and the Subsidiary Guarantors collectively referred to herein as the “Loan Parties”), and BMO Harris Bank N.A., in its capacity as Administrative Agent, L/C Issuer and the sole Lender (in such capacities, “BMO Harris”).

PRELIMINARY STATEMENTS

A. The Borrowers, the Subsidiary Guarantors and BMO Harris entered into a certain Amended and Restated Credit Agreement, dated as of December 30, 2013, as amended (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. The Borrowers have requested that BMO Harris make certain amendments to the Credit Agreement, and BMO Harris is willing to do so under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.	AMENDMENTS.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended, effective as of the date hereof, as follows:

1.1. The defined term “Average Domestic Cash” set forth in Section 1.01 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

“Average Domestic Cash” means, at any time the same is determined:

(a)(i) unrestricted cash and Cash Equivalents of the Loan Parties and their Domestic Subsidiaries maintained at financial institutions located in the United States at such time, plus (ii) unrestricted Investments of the Loan Parties and their Domestic Subsidiaries permitted by Section 7.02(a)(ii) and Section 7.02(a)(iii) constituting marketable securities maintained at financial institutions located in the United States at such time, in each case as of the last day for each of the three most recent months then ended, divided by three (3), plus

(b) the lesser of $25,000,000 and the aggregate amount of Lease Buybacks from October 1, 2014 to such date of determination to the extent permitted by Section 7.11(b).

1.2. Clause (a) of the defined term “Indebtedness” set forth in Section 1.01 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(a) the Purchase Card Program Obligations and all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

1.3. Section 1.01 of the Credit Agreement shall be further amended by inserting new defined terms “Purchase Cards Program Documents”, and “Purchase Cards Program Obligations” in their appropriate alphabetical order to read in their entirety as follows:

“Purchase Cards Program Documents” means that certain Diners Club Account Agreement, dated as of June     , 2015, between the Company, as borrower, and BMO Harris Bank, N.A, as lender and each other document executed and delivered in connection therewith, each as amended, restated, supplemented or otherwise modified from time to time.

“Purchase Cards Program Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of the Company arising under the Purchase Cards Program Documents, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

1.4. Section 7.03(a) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(a) (x) Indebtedness under the Loan Documents and (y) the Purchase Cards Program Obligations owing to the Administrative Agent and its Affiliates; provided, that the principal amount of the Purchase Cards Program Obligations shall not exceed $1,000,000 in the aggregate at any one time outstanding;

1.5. Section 8.01(a) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or (iv) any amount required to be paid under a Purchase Card Program Document within 60 days of invoice date; or

1.6. Article X of the Credit Agreement shall be amended be adding the following new Section 10.12 thereto.

10.12 Guaranteed Obligations. Notwithstanding anything to the contrary contained herein, solely for the purposes of this Article X, the definition of “Obligations” shall be deemed to include the Purchase Cards Program Obligations and the definition of “Loan Documents” shall be deemed to include the Purchase Cards Program Documents.

1.7. Exhibit C to the Credit Agreement shall be amended and replaced by Exhibit C attached hereto.

SECTION 2.	CONDITIONS PRECEDENT.

This Amendment shall become effective upon the execution and delivery of this Amendment by the Loan Parties and BMO Harris.

SECTION 3.	REPRESENTATIONS.

3.1. In order to induce BMO Harris to execute and deliver this Amendment, the Loan Parties hereby represents to BMO Harris that as of the date hereof (a) the representations and warranties set forth in Article V of the Credit Agreement are and shall be and remain true and correct in all material respects (without duplication of materiality qualifiers) (except that the representations contained in Section 5.05 shall be deemed to refer to the most recent Audited Financial Statements and unaudited consolidated financial statements of the Company and its Subsidiaries delivered to BMO Harris) and (b) no Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 4.	MISCELLANEOUS.

4.1. CECE heretofore executed and delivered to BMO Harris that certain Security Agreement, as amended. The Borrowers hereby acknowledge and agree that the Liens created and provided for by the Security Agreement continue to secure the Secured Obligations (as defined in the Security Agreement); and the Security Agreement and the rights and remedies of BMO Harris thereunder, the obligations of CECE thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens and security interests created and provided for by the Security Agreement as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

4.2. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.3. The Borrowers agrees to pay on demand all costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for BMO Harris, in each case as required under Section 11.04 of the Credit Agreement.

4.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois.

[SIGNATURE PAGE TO FOLLOW]

This Third Amendment to Amended and Restated Credit Agreement is entered into as of the date and year first above written.

“BORROWERS”

CAREER EDUCATION CORPORATION

By:	/s/ Kenneth R. Zilch
	Name:	Kenneth R. Zilch
	Title:	Senior Vice President Corporate Tax, Risk and Real Estate and Treasurer

CEC EDUCATIONAL SERVICES, LLC

By:	/s/ Kenneth R. Zilch
	Name:	Kenneth R. Zilch
	Title:	Treasurer

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]

“GUARANTORS”

AMERICAN INTERCONTINENTAL UNIVERSITY, INC.
BRIARCLIFFE COLLEGE, INC.
COLORADO TECHNICAL UNIVERSITY, INC.
INTERNATIONAL ACADEMY OF MERCHANDISING & DESIGN, INC.
SANFORD-BROWN GROUP, INC. (f/k/a International Academy of Merchandising & Design, Ltd.)
SANFORD-BROWN, LIMITED
SCOTTSDALE CULINARY INSTITUTE, LTD.

By:	/s/ Kenneth R. Zilch
	Name:	Kenneth R. Zilch
	Title:	Treasurer

AIU ONLINE, LLC
LE CORDON BLEU NORTH AMERICA, LLC

By:	/s/ Kenneth R. Zilch
	Name:	Kenneth R. Zilch
	Title:	Treasurer

MARLIN ACQUISITION CORP.

By:	/s/ Kenneth R. Zilch
	Name:	Kenneth R. Zilch
	Title:	Treasurer

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]

Accepted and agreed to.

BMO HARRIS BANK N.A., in its capacity as Administrative Agent, L/C Issuer and sole Lender

By	/s/ Michael D. Pincus
	Name	Michael D. Pincus
	Title	Managing Director

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]

EXHIBIT C

CAREER EDUCATION CORPORATION

CEC EDUCATIONAL SERVICES, LLC

COMPLIANCE CERTIFICATE

To:	BMO Harris Bank N.A., as
Administrative Agent under, and the
Lenders party to, the Credit
Agreement described below

This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Amended and Restated Credit Agreement dated as of December 30, 2013, among Career Education Corporation, CEC Educational Services, LLC and you (as extended, renewed, modified, amended or restated from time to time, the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. The officer executing this Compliance Certificate is the duly elected                      of Career Education Corporation;

2. The officer executing this Compliance Certificate has reviewed the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and such officer has no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4. The financial statements required by Section 6.01 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate were prepared in accordance with GAAP and, fairly present in all material respects the financial condition, results of operations, shareholders equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject, in each case, in respect of interim statements to normal year-end adjustments and the absence of footnotes; and

Compliance Certificate

C-1

5. The Schedule I hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of such officer’s knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this      day of                 20    .

CAREER EDUCATION CORPORATION

By
Name
Title

Compliance Certificate

C-2

SCHEDULE I

TO COMPLIANCE CERTIFICATE

CAREER EDUCATION CORPORATION

CEC EDUCATIONAL SERVICES, LLC

COMPLIANCE CALCULATIONS

FOR AMENDED AND RESTATED

CREDIT AGREEMENT DATED AS OF DECEMBER 30, 2013

CALCULATIONS AS OF                 ,          (THE “CALCULATION DATE”)

A.	Minimum Domestic Cash (Section 7.11(a))

	1.	Unrestricted cash and Cash Equivalents as of

	(a)	the Calculation Date	$

	(b)	, 201 (immediate prior month end)	$

	(c)	, 201 (month ended two months prior to the Calculation Date)	$

	(d)	Sum of lines 1(a), 1(b) and 1(c)		$

	2.	Unrestricted marketable securities as of	$

	(a)	the Calculation Date	$

	(b)	, 201 (immediate prior month end)	$

	(c)	, 201 (month ended two months prior to the Calculation Date)

	(d)	Sum of lines 2(a), 2(b) and 2(c)		$

	3.	Sum of lines A1(d) and A2(d)		$

	4.	Line A3 divided by 3		$

	5.	Aggregate amount of Lease Buyouts for the period commencing October 1, 2014 and ending on the Calculation Date (such amount not to exceed $25,000,000)		$

	6.	Sum of lines A4 and A5		$

	7.	Line A6 shall not be less than			$190,000,000

	7.	The Borrowers are in compliance (circle yes or no)			yes/no

B.	Maximum Lease Buyouts (Section 7.11(b))

	1.	Aggregate amount of Lease Buyouts from October 1, 2014 through the Calculation Date:	$

	2.	Line B2 shall not exceed	$

	(a)	From 10/01/14 through the Calculation Date, if such date is on or prior to 12/31/14		$10,000,000

	(b)	From 10/01/14 through the Calculation Date, if such date is after 12/31/14, but on or prior to 03/31/15		$15,000,000

	(c)	From 10/01/14 through the Calculation Date, if such date is after 03/31/15, but on or prior to 06/30/15		$20,000,000

	(d)	From 10/01/14 through the Calculation Date, if such date is after 06/30/15, but on or prior to the Maturity Date		$25,000,000

	3.	The Borrowers are in compliance (circle yes or no)		yes/no